Exhibit 10.1
RITHM CAPITAL MANAGEMENT LLC
LONG TERM INCENTIVE PLAN

Article 1.	Establishment & Purpose

1.1            Establishment. Rithm Capital Management LLC, a Delaware limited liability company (the “Company”), hereby establishes this Long Term Incentive Plan (this “Plan”) as set forth herein.  To the extent that Awards granted hereunder are settled in REIT Shares (as defined below), the Plan is intended to be a  sub-plan under the Rithm Capital Corp. 2023 Omnibus Incentive Plan (as amended from time to time, the “Rithm Omnibus Plan”) and certain Awards granted hereunder that are settled in REIT Shares (each, a “Share-Settled Award”) shall constitute Other Stock-Based Awards as contemplated by Section 10 of the Rithm Omnibus Plan.

1.2            Purpose of This Plan. The purpose of this Plan is to promote the interests of the Company and its subsidiaries (the “Company Group”) and Rithm and its shareholders by (i) attracting and retaining exceptional employees, advisors and other service providers of the Company Group, (ii) incenting and rewarding employees of the Rithm Group who provide services in support of, and for the benefit of, the Company Group and (iii) enabling the individuals described in subclauses (i) and (ii) to acquire an equity interest in, or otherwise participate in the long-term growth and financial success of, the Company Group by providing for the grant of Awards hereunder.

Article 2.	Definitions

Capitalized terms used and not otherwise defined herein shall have the meanings set forth below.

2.1        “Affiliate” has the meaning set forth in the Company LLCA.

2.2        “Administrator” means the Rithm Board or any committee of the Rithm Board designated from time to time by the Rithm Board.

2.3        “Award” means any Profits Unit granted under this Plan. As to the extent determined by the Administrator, the term Award shall also include any alternative award granted in respect of an Award in accordance with the terms set forth in an Award Agreement.

2.4        “Award Agreement” means a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

2.5        “Benchmark Amount” has the meaning set forth in Section 6.2 hereof.

2.6        “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.7        “Company LLCA” means that certain Amended and Restated Limited Liability Company agreement of the Company, dated as of February 23, 2024, as may be amended from time to time.

2.8        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.9        “Fair Market Value” means, with respect to any security, the fair market value as determined by the Administrator (or any committee authorized by the Administrator) in its sole discretion; provided that, with respect to any security which is traded on an established securities exchange, the fair market value of such security on any date shall be determined by reference to the closing price on such exchange on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of such security on such exchange or, at the good faith discretion of the Administrator, on the basis of an average of the volume weighted closing values on a number of consecutive trading days in proximity to the stated date.

2.10        “Participant” means any employee, partner, director,  of either the Rithm Group or the Company Group to whom an Award is granted under the Plan.

2.11        “Person” has the meaning set forth in the Company LLCA.

2.12        “Profits Unit” means a Class A Profits Unit (as defined in the Company LLCA) in the Company, a Class B Profits Units (as defined in the Company LLCA) in the Company or any other class of unit in the Company designated as a “profits interest” and granted hereunder subject to the terms of this Plan.

2.13        “REIT Share” means a share of common stock, par value $0.01 per share, of Rithm.

2.14        “Rithm” means Rithm Capital Corp., a Delaware corporation, or any successor in interest thereto.

2.15        “Rithm Board” means the board of directors of Rithm.

2.16        “Rithm Group” means Rithm and each of its subsidiaries that are not members of the Company Group.

2.17        “Rithm Participant” means any Participant whose principal duties and responsibilities are for a member of the Rithm Group.

2.18        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.19        “Service” means employment with, or service to, any member of the Company Group or Rithm Group as an employee, consultant or partner (including, for the avoidance of doubt, any service provided by any Participant in support of, and for the benefit of, the Rithm Group).

Article 3.	Administration

3.1              Authority of the Administrator.  This Plan shall be administered by the Administrator, which shall, subject to this Plan, have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine the individuals to whom Awards shall be granted under the Plan, (b) determine whether and to what extent Awards are to be granted hereunder to Participants; (c) prescribe the restrictions, terms and conditions, not inconsistent with the terms of the Plan, of all Awards, (d) determine the Fair Market Value in accordance with the terms of the Plan (e) interpret the Plan and terms of the Awards, (d) make any and all determinations, and take any and all actions, required to effect the grant of any alternative awards pursuant to an Award Agreement, (f) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and interpret, amend or revoke any such rules, (g) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (h) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award or alternative award granted hereunder, (i) make all determinations it deems advisable for the administration of the Plan, (j) decide all disputes arising in connection with the Plan or any Award or alternative award granted hereunder, (k) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, (l) accelerate the vesting of any Award at any time and (m) determine the number of REIT Shares that may be issued under the Rithm Omnibus Plan in respect of Share-Settled Awards granted hereunder. The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among Participants whether or not such persons are similarly situated. The Administrator shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Rithm Group or the Company Group or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Administrator shall be final, conclusive and binding upon the Participants, the Partnership and all other interested parties. No member of the Rithm Board or any committee thereof, nor any officer or employee of the Company Group or Rithm Group thereof acting on behalf of the Rithm Board or committee thereof, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Rithm Board or committee thereof and each and any officer or employee of the Rithm Group and Company Group on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation

3.2              Delegation.  The Administrator may delegate, in whole or in part, to one or more of its members, one or more officers of the Rithm Group or the Company Group (and, with respect to any stock-based alternative award of a publicly traded issuer, the board of such issuer, one or more of its members or one or more officers of such issuer), or one or more agents or advisors such administrative duties or powers as it may deem advisable.

Article 4.	Eligibility and Participation

4.1              Eligibility.  The Administrator will select Participants from among those key employees, partners and directors to, the Company Group or the Rithm Group who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company Group.

4.2              Awards.  Awards granted under this Plan shall be evidenced by Award Agreements that provide additional terms and conditions associated with such Awards, as determined by the Administrator in its sole discretion; provided, that in the event of any conflict between the provisions of this Plan and any such Award Agreement, the provisions of this Plan shall prevail, except as expressly provided otherwise in any such Award Agreement.

Article 5.	Profits Units Subject to This Plan and Maximum Awards

5.1              Number of Profits Units Available for Awards.

(a)          The number of Profits Units authorized for issuance to Participants pursuant to Awards under the Plan shall not be limited; provided that, subject to adjustment as provided in this Article 5 and Article 7 of the Plan and any other incremental adjustment as the Administrator may determine to address circumstances arising after the date hereof, including any acquisitions by any member of the Company Group, the maximum number of Class B Profits Units authorized for issuance to Participants pursuant to Awards under the Plan shall not at any time exceed the number of REIT Shares then authorized and available or reserved for issuance under the Rithm Omnibus Plan. Upon the grant of a Share-Settled Award related to Class B Profits Units, the remaining number of Class B Profits Units available for issuance under the Plan shall be reduced by the number of Class B Profits Units granted.

(b)         In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without consideration therefor, the Profits Units subject to such Award, to the extent of any such forfeiture, cancellation, expiration or termination, shall again be available for issuance (but shall not be required to be reissued) in respect of Awards under this Plan.

Article 6.	Profits Units

6.1              Grant of Profits Units.  The Administrator may grant Profits Units to Participants.  Any such grant shall be evidenced by an Award Agreement and shall contain such additional terms and conditions, as established by the Administrator, in its sole discretion, that are consistent with the provisions of the Plan (including, but not limited to, terms relating to the effect of a violation by a Participant of any restrictive covenants by which he or she is bound).  Any grant of Profits Units designated as a Share-Settled Award shall be exchangeable into REIT Shares in accordance with the terms and conditions set forth in the applicable Award Agreement and the Company LLCA.  Unless otherwise permitted by the Administrator, as a condition to the grant of Profits Units, a Participant shall make an election under Section 83(b) of the Code with respect to such Profits Units.

6.2              Benchmark Amount.  The Administrator shall determine a benchmark amount with respect to each Profits Unit at the time such Profits Unit is issued to a Participant (a “Benchmark Amount”), which shall be established at an amount such that each Profits Unit granted hereunder has no liquidation value on the date of issuance of such Profits Unit.  Each Profits Unit is intended to be treated as a profits interest for U.S. federal income tax purposes as of the date such Profits Unit is issued, in accordance with Revenue Procedure 93-27.  Notwithstanding any other provision of the Plan, the Company and each Participant shall, and shall cause each of its Affiliates to, take any action requested by the Administrator to attain or ensure such treatment under any applicable law, revenue procedure, revenue ruling, notice or other guidance governing partnership interests transferred in connection with the performance of services.

6.3              Vesting of Profits Units.  Profits Units granted under this Article 6 shall become vested in accordance with the vesting schedule specified in the Award Agreement for the applicable grant, which may include a requirement that the Participant complete a specified period of Service, that such performance criteria as shall be specified by the Administrator (including any such criteria that may be inherent in the terms of the awarded Profits Units) on or before the grant date and set forth in each Award Agreement shall be satisfied, or that both service and performance conditions shall be satisfied, as determined by the Administrator. The Administrator, in its sole discretion, may accelerate the vesting of all or a portion of any outstanding Profits Units at any time and from time to time.

Article 7.	Adjustments

7.1              Adjustments to Profits Units.  In the event of any corporate event or transaction involving the Company (including, but not limited to, a change in the equity securities of the Company or the capitalization of the Company), such as a merger, consolidation, reclassification,  reorganization, recapitalization, separation, unit dividend, unit split, reverse unit split, split-up, subdivision, spin-off, spin-out, combination of units, exchange of units, dividend in kind, extraordinary cash dividend, amalgamation or other like change in capital structure (other than normal cash dividends to equityholders of the Company), or any similar corporate event or transaction, to prevent dilution or enlargement of Participants’ rights under the Plan, the Administrator shall (A) substitute or adjust, in its sole discretion: (i) the number and kind of Profits Units or other property that may be issued under the Plan or under Awards, (ii) the number and kind of Profits Units or other property subject to outstanding Awards, (iii) the Benchmark Amount applicable to outstanding Awards, (iv) the performance criteria required to be achieved to vest in such an Award, to the extent impacted by the corporate event or transaction, and/or (v) other value determinations (including the extent to which performance conditions may have been satisfied) applicable to the Plan or outstanding Awards and/or (B) with respect to any Share-Settled Award, make any adjustment contemplated in Section 5 of the Rithm Omnibus Plan. For the avoidance of doubt, the purchase of equity securities of the Company by an equityholder of the Company or any third party from the Company shall not constitute a corporate event or transaction giving rise to an adjustment described in this Section 7.1.

7.2              No Limitations on Other Rights.  Without limiting the generality of the foregoing, the existence of outstanding Awards granted under this Plan shall not affect in any manner the right or power of the Company Group or the Rithm Group to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in its or their capital structure or business, (ii) any merger or consolidation, (iii) its or their dissolution or liquidation, (iv) any sale, transfer or assignment of all or any part of its or their assets or business, (v) the payment of any dividend to its or their equityholders, or (vi) any other act, proceeding or transaction, whether of a similar character or otherwise.

Article 8.	Amendment, Modification, Suspension and Termination

8.1              Amendment, Modification, Suspension and Termination of Plan.  Subject to the terms of the Plan, the Administrator may amend, alter, suspend, discontinue or terminate this Plan or any portion thereof or any Award (or Award Agreement) hereunder at any time, in its sole discretion; provided, that no such action taken by the Administrator shall adversely affect in any material respect the rights granted to any Participant under any outstanding Awards without the Participant’s written consent; provided, further, that such consent shall not be required with respect to an amendment made to conform the Plan or any Award Agreement to applicable law or the Company LLCA, as currently in effect or as such agreements may subsequently be amended.  For the avoidance of doubt, any action taken by the Administrator pursuant to authority expressly allocated to the Administrator under the Plan or an applicable Award Agreement, including, but not limited to, as provided pursuant to Article 3, Article 6 or Article 7 shall not be limited or constrained in any manner by the foregoing provisions of this Section 8.1.

Article 9.	General Provisions

9.1              No Right to Service or Award.  The granting of an Award under the Plan shall impose no obligation on any member of the Company Group or Rithm Group to continue the Service of a Participant and shall not lessen or affect any right that any member of the Company Group or Rithm Group may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award or, having been so selected, to receive any other or future Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

9.2              No Limitation on Compensation; No Impact on Benefits. Nothing in the Plan shall be construed to limit the right of any member of the Company Group or the Rithm Group to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan.  Except as may otherwise be specifically and unequivocally stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such plan, policy or program.

9.3              Nontransferability of Awards.  Unless otherwise determined by the Administrator, an Award shall not be transferable or assignable by the Participant except in the event of the Participant’s death (subject to the applicable laws of descent and distribution), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group. Any permitted transfer of the Award to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind any Company unless the Administrator shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.  For the avoidance of doubt, an Award of Profits Units may, subject to consent by the Administrator (such consent not to be unreasonably withheld, conditioned or delayed), be transferred by a Participant to any beneficial trust, family partnership, foundation, family limited liability company or other vehicle established for estate planning or charitable purposes.

9.4              Company LLCA; Conditions and Restrictions on Profits Units.  All Awards granted hereunder shall be subject to all of the terms and conditions of the Company LLCA including all transfer restrictions, repurchase rights and obligations and participation rights set forth therein (except to the extent that the express terms of the Company LLCA provide otherwise for Profits Units). As a condition to accepting an Award, if not already fully bound by the terms set forth in the Company LLCA, each Participant shall sign (a) a joinder agreement pursuant to which such Participant shall become fully bound by the terms set forth in the Company LLCA, and (b) any registration rights agreement as the Administrator may require. The Administrator may impose such other conditions or restrictions on any Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, requirements that the Participant represent and warrant in writing that the Participant is acquiring the Profits Units for investment and without any present intention to sell or distribute such Profits Units.

9.5              Profits Units Not Registered; Rule 701.  Profits Units shall not be issued under this Plan unless the issuance and delivery of such Profits Units comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which any of the Company’ securities may then be traded. No member of the Company Group or the Rithm Group shall be obligated to file any registration statement under any applicable securities laws to permit the issuance of any Profits Units under this Plan, and, accordingly, any documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of securities under this Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company reasonably requires. The Plan is a “compensatory benefit plan” within the meaning of Rule 701 under the Securities Act and an “employee compensation plan” within the meaning of Section 12(g)(5) of the Exchange Act, and all Awards granted under the Plan are intended to qualify for an exemption from the registration requirements under the Securities Act including, without limitation, pursuant to Regulation D or Rule 701 under the Securities Act.

9.6              Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

9.7              Unfunded Plan.  Participants shall have no right, title or interest whatsoever in or to any investments that the Company Group may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, on the one hand, and any Participant, beneficiary, legal representative or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company Group, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

9.8              Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). For the avoidance of doubt, any Award granted under the Plan shall be subject to the terms and conditions of the Rithm Capital Corp. Clawback Policy or any successor policy.

9.9              No Constraint on Corporate Action.  Nothing in the Plan shall be construed to: (a) limit, impair or otherwise affect the right or power of any member of the Company Group or the Rithm Group to make adjustments, reclassifications, reorganizations or changes of or to its capital or business structure or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (b) limit the right or power of the Company to take any action that it deems to be necessary or appropriate.

9.10              Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

9.11              Governing Law.  This Plan and each Award Agreement and all claims or causes of action or other matters (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Plan or any Award Agreement or the negotiation, execution or performance of this Plan or any Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.